UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 18, 2017

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 6th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01   Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 18, 2017, Plymouth Industrial REIT, Inc. (the “Company”) and Plymouth Industrial OP, LP, the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with D.A. Davidson & Co., as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), for the sale of 1,800,000 shares of the Company’s 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a public offering price of $25.00 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 270,000 shares of Series A Preferred Stock at the public offering price of $25.00 per share to cover overallotments, if any. The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses paid or payable by the Company, will be approximately $43.1 million (or approximately $49.6 million if the Underwriters’ option to purchase additional shares is exercised in full).

The offering was made pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2017 (File No. 333-220927), as amended on October 16, 2017, which was declared effective by the SEC on October 18, 2017, and a prospectus (the “Prospectus”), dated October 18, 2017, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. The offering is expected to close on October 25, 2017, subject to certain customary closing conditions.

The foregoing summary is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to the Amended and Restated Partnership Agreement

On October 23, 2017, the Company entered into the First Amendment to the Amended and Restated Partnership Agreement of the Operating Partnership (the “Amendment”) in order to provide for the issuance and the designation of the terms and conditions of newly classified Series A cumulative redeemable preferred units of limited partnership interest (“Series A Preferred Units”), the economic terms of which are identical to those of the Series A Preferred Stock. The Company intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for a number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock issued in the offering. The Operating Partnership will use $5.0 million of the net proceeds from the offering to repurchase, in a privately negotiated transaction, 263,158 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issued to an affiliate of Torchlight Investors, LLC concurrently with the closing of the Company’s initial listed public offering and expects to use the remaining proceeds to fund future acquisitions of industrial properties in accordance with the Company’s investment strategy and for general corporate purposes.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders.

The Series A Preferred Stock ranks senior to the Common Stock with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.  Each holder of Series A Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series C Preferred Stock, plus any accrued and unpaid distributions to, but not including, the date of the payment, before the holders of shares of Common Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company. In addition, upon issuance of the Series A Preferred Stock, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock, including the Common Stock, will be subject to certain restrictions in the event that the Company does not declare distributions on the Series A Preferred Stock during any distribution period.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2017, the Company filed with the Maryland State Department of Assessments and Taxation (“MSDAT”), Articles Supplementary to the Company’s charter (the “Articles Supplementary”) designating 2,070,000 shares of the Company’s preferred stock as “7.50% Series A Cumulative Redeemable Preferred Stock.” The Articles Supplementary became effective upon filing with MSDAT. A summary of the material terms of the Series A Preferred Stock, which is excerpted from the Prospectus under the heading “Description of the Series A Preferred Stock,” is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The “Description of the Series A Preferred Stock” filed as Exhibit 99.1 to this Current Report on Form 8-K and the foregoing description of the Series A Preferred Stock are qualified in their entirety by reference to the full text of the Articles Supplementary which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information about the Amendment included in Item 1.01 above is incorporated by reference into this Item 5.03. The information included in Item 3.03 above is incorporated by reference into this Item 5.03.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 18, 2017, by and among the Company, the Operating Partnership and the Representative.
3.1	Articles Supplementary for the 7.50% Series A Cumulative Redeemable Preferred Stock.
10.1	First Amendment to Amended and Restated Agreement of Limited Partnership of Plymouth Industrial OP, LP.
99.1	Excerpts from the Company’s prospectus dated October 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: October 23, 2017	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 18, 2017, by and among the Company, the Operating Partnership and the Representative.
3.1	Articles Supplementary for the 7.50% Series A Cumulative Redeemable Preferred Stock.
10.1	First Amendment to Amended and Restated Agreement of Limited Partnership of Plymouth Industrial OP, LP.
99.1	Excerpts from the Company’s prospectus dated October 18, 2017.